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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                ______________


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                ______________



Date of Report (Date of earliest event reported): October 23, 2001



                              CuraGen Corporation
            (Exact name of registrant as specified in its charter)


   Delaware                        0-23223                       06-1331400
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


                       555 Long Wharf Drive, 11th Floor
                         New Haven, Connecticut 06511
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (203) 401-3330


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ITEM 5.   OTHER EVENTS.

On October 23, 2001, CuraGen Corporation (the "Company") issued a press release announcing that its scientists were presenting late-stage preclinical data on a novel growth factor, CG53135, which is being investigated for the treatment of ulcerative colitis, a component of inflammatory bowel disease. This data was presented at the 66th Annual Scientific Meeting of the American College of Gastroenterology held in Las Vegas, Nevada, from October 19 - 24, 2001. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On October 25, 2001, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2001 and describing certain recent accomplishments. Among the Company's recent accomplishments as described in the press release are the following:

     o Company and Abgenix scientists have jointly elected to develop antibodies against 87 novel drug targets. The two companies have now selected greater than one-third of the 250 novel drug targets to be identified as part of their five-year alliance, and are now developing antibodies against these targets for use as potential therapeutics in cancer, autoimmunity, and inflammatory disorders.

     o Since the outset of their drug discovery and commercialization alliance seven months ago, the Company and Bayer have jointly elected to develop small molecule drugs against 24 novel drug targets associated with obesity and diabetes. Selected ahead of plan, these targets represent approximately 30% of the 80 validated targets that the companies intend to develop into potential therapeutics through their five-year, $1.34 billion alliance that was announced earlier this year.

     o The Company and GlaxoSmithKline ("GSK") will be completing the research portion of their service-based collaboration during the fourth quarter of 2001. This collaboration was initially scheduled for 15 months and was renewed for a total of three years. Over this period, the Company conducted research across six disease areas including obesity and diabetes, cardiovascular, oncology, osteoarthritis, osteoporosis, and central nervous system disorders, resulting in the discovery of 124 novel drug targets. Company scientists also generated databases for use in determining a drug's specific mechanism of action (pharmacogenomics), and GSK has advanced products into clinical development based upon this work. This collaboration has resulted in multiple milestone payments to the Company, and it remains eligible to receive additional milestone and royalty payments based on continued product advancements.

A copy of the press release is attached to this Current Report on Form 8-K as
Exhibit 99.2.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 99.1 - Press Release dated October 23, 2001.

     Exhibit 99.2 - Press Release dated October 25, 2001.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CURAGEN CORPORATION
                                    (Registrant)



Date: November 5, 2001              By: /s/  David Wurzer
                                        -----------------
                                        Executive Vice President and
                                        Chief Financial Officer

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